                 SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST: The charter of Seligman LaSalle Real Estate Fund Series, Inc., a Maryland corporation (the "Corporation"), is hereby amended to change the names of the Corporation's series as set forth below:

Current Name of Series      New Name of Series
----------------------      ------------------
Seligman LaSalle Global     RiverSource LaSalle Global
Real Estate Fund            Real Estate Fund

Seligman LaSalle Monthly    RiverSource LaSalle Monthly
Dividend Real Estate Fund   Dividend Real Estate Fund

     SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors, and the amendment is limited to a change expressly authorized by section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     THIRD: These Articles of Amendment shall be effective at 4:01 p.m., Eastern Time on September 25, 2009.

     FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary as of the 1st day of September, 2009.

ATTEST:                                 SELIGMAN LASALLE REAL ESTATE FUND
                                        SERIES, INC.


/s/ Christopher O. Petersen             By: /s/ Patrick T. Bannigan
-------------------------------------       ------------------------------------
Christopher O. Petersen                     Patrick T. Bannigan
Assistant Secretary                         President

SEAL:

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 9-9-09

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: Denise Spigner, Custodian

This stamp replaces our previous certification system. Effective 6/95